UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 7, 2020

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

4600 E. 53rd Street, Davenport, Iowa 52807

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LEE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

The supplemental financial information is furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Lee Legacy only and Pulitzer Inc. ("Pulitzer") only supplemental financial information is being provided because it is a required reporting covenant in the debt agreements of the Company. Lee Legacy constitutes the business of the Company, including its 50% interest in Madison Newspapers, Inc. ("MNI"), but excluding Pulitzer and the Company’s 50% interest in TNI Partners ("TNI").

The Lee Legacy and Pulitzer separate income statement presentations are not prepared in accordance with Generally Accepted Accounting Principles ("GAAP") as non-operating income (expense) and income tax expense are allocations of the consolidated balances and have not been prepared in accordance with Accounting Standards Codification 280: Segment Reporting. This presentation is only intended to be used for purposes of complying with covenants under the Company's debt agreements and should not be used as a substitute for the Company's consolidated financial statements prepared in accordance with GAAP. Refer to the Company's consolidated financial statements prepared in accordance with GAAP as periodically filed on Form 10-Q and Form 10-K with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Supplemental Financial Information – First quarter ended December 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date:	February 7, 2020	By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer